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John Hancock Advisers, LLC                                     John Hancock logo
601 Congress Street
Boston, Massachusetts 02210-2805



July 1, 2006


The Bank of New York
One Wall Street
New York, NY  10286

Re:  JOHN HANCOCK CAPITAL SERIES
     John Hancock Classic Value Fund II

Ladies and Gentlemen:

     John Hancock Capital Series (the "Trust"), a Massachusetts business trust, on its own behalf and on behalf of the above-named series of the Trust (the "Fund") hereby notifies The Bank of New York (the "Bank") that the Trust desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the September 10, 2001 Custody Agreement, Foreign Custody Manager Agreement, and Fund Accounting Agreement, to be effective July 1, 2006.

     If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.

                                      JOHN HANCOCK CAPITAL SERIES
                                      On behalf of
                                      JOHN HANCOCK CLASSIC VALUE FUND II




                                      By:  /s/ Keith F. Hartstein
                                           ----------------------
                                           Keith F. Hartstein
                                           President and Chief Executive Officer



THE BANK OF NEW YORK



By:  /s/Edward G. McGann
     -------------------
     Name:  Edward G. McGann
     Title: Managing Director